As filed with the Securities and Exchange Commission on October 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLANET GREEN HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	87-0430320
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

130-30 31st Ave, Suite 512 Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

Planet Green Holdings Corp.

2025 Equity Incentive Plan

(Full title of the plan)

Bin Zhou

Chief Executive Officer

Planet Green Holdings Corp.

130-30 31st Ave, Suite 512
Flushing, NY

(718) 799-0380

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Bill Huo, Esq.

Michael Goldstein, Esq.

Becker & Poliakoff, P.A.

45 Broadway, 17th Floor

New York, NY 10006

(212) 599-3322

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 29, 2025, the stockholders of Planet Green Holdings Corp. (the “Company,” “Planet Green” or “Registrant”) approved the Planet Green Holdings Corp. 2025 Equity Incentive Plan (the “2025 Plan”). This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register 7,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company that may be issued pursuant to future grants of equity-based awards under the 2025 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428(b) under the Securities Act of 1933, as amended (“Securities Act”), and the instructions to Form S-8. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The documents containing this information will be sent or given to eligible participants as specified in Rule 428(b)(1) of the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I will be included in documents that will be delivered to participants in the 2025 Plan covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are incorporated by reference into this Registration Statement:

(i)	The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2024, filed with the Commission on April 11, 2025;

(ii)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the Commission on May 15, 2025, and June 30, 2025, filed with the Commission on August 14, 2025;

(iii)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 11, 2025 that are deemed “filed” with the Commission;

(iv)	The Registrant’s Form 8-A filed with the Commission on September 1, 2009;

(v)	The Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on June 9, 2025, June 10, 2025, June 18, 2025, September 2, 2025, September 4, 2025 and September 10, 2025; and

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded, or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes, or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Nevada corporation.

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

●	acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

●	acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date
3.1	Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Nevada	8-K	001-34449	3.1	August 30, 2022

3.2	Certificate of Amendment of the Registrant as filed with the Secretary of State of Nevada	8-K	001-34449	3.1	September 10, 2025

3.3	Bylaws of Planet Green Holdings Corp.	S-3	333-164605	3.2	January 29, 2010

4.1	Description of Securities of Planet Green Holdings Corp.	10-K	001-34449	4.1	April 11, 2025

5.1*	Opinion of Becker & Poliakoff, P.A.

23.1*	Consent of YCM CPA Inc.

23.2*	Consent of Becker & Poliakoff, P.A. (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature pages).

99.1	Planet Green Holdings Corp. 2025 Equity Incentive Plan	DEF 14A	001-34449	Annex A	August 11, 2025

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reno, Nevada on October 6, 2025.

Planet Green Holdings Corp.

By:	/s/ Bin Zhou
Bin Zhou
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bin Zhou and Lili Hu, and each of them, as such person’s true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 6, 2025 by the following persons in the capacities indicated.

Signature	Title

/s/ Bin Zhou	Chairman and Chief Executive Officer
Bin Zhou	(Principal Executive Officer)

/s/ Lili Hu	Chief Financial Officer
Lili Hu	(Principal Financial and Accounting Officer)

/s/ Yang Cao	Director
Yang Cao

/s/ Luojie Pu	Director
Luojie Pu

/s/ King Fai Leung	Director
King Fai Leung